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                                                                    EXHIBIT 21.1
                                                                    ------------

                                  SUBSIDIARIES
                                  ------------

                             ---------------------
                              SAND TECHNOLOGY INC.
                                     Canada
                             ---------------------


100%                     100%                100%                  100%

---------------    ---------------     -------------------    ---------------
SAND TECHNOLOGY    SAND TECHNOLOGY     STSI LICENSING, LLC    SAND TECHNOLOGY
  CORPORATION       (U.K) LIMITED           New Jersey        IRELAND LIMITED
    Delaware           England                                    Ireland
---------------    ---------------     -------------------    ---------------

                                                                   100%
                                                             ----------------
                                                             SAND TECHNOLOGY
                                                             DEUTSCHLAND GmbH
                                                                  Germany
                                                              ---------------